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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           ---------------------------




                                    FORM 8-K


              CURRENT REPORT FOR EVENT OCCURRING FEBRUARY 12, 2002

                                       of

                              ALLIED HOLDINGS, INC.

                              a Georgia Corporation
                   IRS Employer Identification No. 58-0360550
                             SEC File Number 0-22276



                              160 CLAIREMONT AVENUE
                                    SUITE 200
                             DECATUR, GEORGIA 30030
                                 (404) 370-1100



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ITEM 5.           OTHER EVENTS

         Allied Holdings, Inc. (the "Company") reached an agreement on February 12, 2002 with the Company's subordinated debt holders extending the February 15 interest payment date under the Company's $40 million subordinated debt facility to March 1, 2002. In January 2002, the Company received a written commitment from Ableco Finance LLC ("Ableco"), a specialty finance company focusing on refinancings, leveraged lending and asset-based facilities, and Foothill Capital Corporation ("Foothill"), a wholly-owned subsidiary of Wells Fargo & Company, to lead a new credit facility for the Company consisting of revolving credit and term loan facilities. The term loans would be used to reduce outstanding borrowings on the Company's revolving credit facility and to purchase and repay the Company's existing subordinated debt. The refinancing commitment of Ableco and Foothill remains subject to the satisfaction of various conditions, which are customary in a transaction of this nature.

         Also in January, the Company reached an agreement with its subordinated debt holders allowing for the purchase and repayment of the subordinate debt, which originally matured on February 1, 2003, for $37.25 million. Such purchase and repayment remains subject to the successful completion of the refinancing of the Company's current credit facility and other customary conditions. The subordinated debt holders also agreed to extend the Company's February 1 interest payment date to February 15, 2002, which payment date has now been further extended to March 1, 2002.

         The Company anticipates completing this refinancing later this month. The Company's current bank group has agreed to extend the Company's existing revolving credit facility past the January 31, 2002 maturity date to the earlier of February 28, 2002 or the day before the subordinated debt interest payment is due in order to allow sufficient time for the new credit facility to be put in place.

         Statements in this Current Report that are not strictly historical are "forward looking" statements. Such statements include, without limitation, any statements containing the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "seek," and similar expressions. Investors are cautioned that such statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks and uncertainties include economic recessions or extended or more severe downturns in new vehicle production or sales, the highly competitive nature of the automotive distribution industry, the ability to comply with the terms of its current debt agreements, the ability of the Company to obtain financing in the future and the Company's highly leveraged financial position. Investors are urged to carefully review and consider the various disclosures made by the Company in this Current Report and in the Company's other reports filed with the Securities and Exchange Commission.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND
                  EXHIBITS

         (a)      Financial Statements.


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                  None

         (b)      Pro Forma Financial Statements.

                  None

         (c)      Exhibits.

                  10.1 Amendment No. 3 to Credit Agreement, dated as of January 29, 2002, among Allied Holdings, Inc., Allied Systems (Canada) Company, Fleet National Bank and the other lending institutions listed on Schedule 1 to the Credit Agreement, Fleet National Bank as Administrative Agent for itself and the other Banks, ABN Amro Bank, N.V., as Documentation Agent, The Bank of Nova Scotia, as the Canadian Agent, and BankOne, N.A. and Bank of America, N.A., as Co-Agents

                  10.2 Fourth Amendment to Note Agreement, dated as of January 28, 2002, between Allied Holdings, Inc. and each of the institutions signatory thereto

                  10.3 Fifth Amendment to Note Agreement, dated as of February 12, 2002, between Allied Holdings, Inc. and each of the institutions signatory thereto





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2002

                                            ALLIED HOLDINGS, INC.



                                            By:      /s/  Daniel H. Popky
                                                     ---------------------------
                                            Name:    Daniel H. Popky
                                            Title:   Senior Vice President and
                                                     Chief Financial Officer




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                                  EXHIBIT INDEX


         10.1 Amendment No. 3 to Credit Agreement, dated as of January 29, 2002, among Allied Holdings, Inc., Allied Systems (Canada) Company, Fleet National Bank and the other lending institutions listed on Schedule 1 to the Credit Agreement, Fleet National Bank as Administrative Agent for itself and the other Banks, ABN Amro Bank, N.V., as Documentation Agent, The Bank of Nova Scotia, as the Canadian Agent, and BankOne, N.A. and Bank of America, N.A., as Co-Agents

         10.2 Fourth Amendment to Note Agreement, dated as of January 28, 2002, between Allied Holdings, Inc. and each of the institutions signatory thereto

         10.3 Fifth Amendment to Note Agreement, dated as of February 12, 2002, between Allied Holdings, Inc. and each of the institutions signatory thereto